Exhibit 99.1

January 16, 2013	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Brad Borror 918-588-7582

ONEOK Increases Quarterly Dividend

Dividend Increased 9 Percent From Previous Quarter

TULSA, Okla. – Jan. 16, 2013 – The board of directors of ONEOK, Inc. (NYSE: OKE) today increased the quarterly dividend 3 cents per share, or 9 percent, to 36 cents per share from 33 cents per share, effective for the fourth quarter 2012, payable Feb. 14, 2013, to shareholders of record at the close of business Jan. 31, 2013.

“The completion of ONEOK Partners’ ongoing growth projects continues to deliver incremental earnings and cash flow to ONEOK, allowing us to deliver value to our shareholders in the form of higher dividends,” said John W. Gibson, chairman and chief executive officer of ONEOK.

In September 2012, ONEOK indicated that it expects to increase its total dividend by approximately 65 to 70 percent between 2012 and 2015, including dividend increases of 3 cents per share semiannually in 2013, subject to approval by its board of directors. It also affirmed a long-term dividend payout target of 60 to 70 percent of recurring earnings.

Since January 2006, the company has increased the dividend 15 times, representing a 157 percent increase during that period.

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a diversified energy company. We are the general partner and own 43.4 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. ONEOK is among the largest natural gas distributors in the United States, serving more than two million customers in Oklahoma, Kansas and Texas. Our energy services operation focuses primarily on marketing natural gas and related services throughout the U.S. ONEOK is a FORTUNE 500 company and is included in Standard & Poor’s (S&P) 500 Stock Index.

For information about ONEOK, Inc., visit the website: www.oneok.com.

For the latest news about ONEOK, follow us on Twitter @ONEOKNews.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The forward-looking statements

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ONEOK Increases Quarterly Dividend

January 16, 2013

relate to our anticipated financial performance (including projected levels of dividends), liquidity, management’s plans and objectives for our growth projects and other future operations (including plans to construct additional natural gas and natural gas liquids pipelines and processing facilities), our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “potential,” “scheduled,” and other words and terms of similar meaning.

You should not place undue reliance on forward-looking statements. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. These and other risks are described in greater detail in Item 1A, Risk Factors, in our Annual Report on Form 10-K. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

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